Exhibit 5.1

28 March 2022 Our Ref: JKF/12325-04

Paysafe Limited

level 27, 25 Canada Square,

Canary Wharf,

London E14 5LQ

United Kingdom

Dear Sirs

Paysafe Limited (the “Company”)

We have acted as special counsel in Bermuda to the Company in connection with the preparation and filing by the Company of a registration statement on Form F-3 to be filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on 28 March 2022 (the “F-3 Registration Statement”).

On May 19, 2021 the Company filed an F-1 Registration Statement (the “F-1 Registration Statement”) related to the issue of

(i)
up to an aggregate of 48,900,825 common shares, par value $0.001 per share, of the Company (the “Common Shares”) that may be issued upon the exercise of 48,900,825 warrants (the “Public Warrants”) originally issued in connection with the initial public offering of Foley Trasimene Acquisition Corp. II (“FTAC”);
(ii)
the offer and sale from time to time by the selling securityholders named therein, including their donees, pledgees, transferees or their successors, of:
a.
up to 603,001,663 Common Shares (which includes up to 5,000,000 Common Shares issuable upon the exercise of the warrants (the “Private Warrants”) originally issued in a private placement in connection with the Agreement and Plan of Merger dated December 7, 2020 between (amongst others) the Company and FTAC (the “Business Combination”); and
b.
up to 20,893,780 Common Shares that may be issued upon exercise of the exchange privilege attached to certain limited liability company units of Paysafe Bermuda Holdings LLC (the “LLC Units”) originally issued in a private placement in connection with the Business Combination); and
c.
5,000,000 warrants that entitle the holder thereof to purchase for $11.50 per share one Common Share (subject to adjustment in accordance with the Warrant Agreement, dated as of August 21, 2020, between FTAC and Continental Stock Transfer & Trust Company, a New York corporation, (the “Warrant Agreement”)) (the “Company Warrants”), which was subsequently declared effective by the SEC on May 28, 2021.

The F-3 Registration Statement will, when issued, relate to the proposed offer and sale to the public by the Company of:

(a)
up to 48,900,825 common shares of par value US$0.001 each in the Company (“Common Shares”) that remain unsold from the 48,901,025 Common Shares issuable upon the exercise of warrants over Common Shares originally issued in connection with the initial public offering of FTAC;
(b)
Up to 490,637,819 Common Shares (which includes (i) up to 5,000,000 Common Shares that remain unsold from the 5,000,000 Common Shares issuable upon the exercise of the Private Warrants and (ii) up to 20,893,780 Common Shares that remain unsold from the 20,893,780 Common Shares that may be issued upon exercise of the exchange privilege attached to certain LLC Units), previously registered under the F-1 Registration Statement; and
(c)
Up to 5,000,000 Company Warrants that remain unsold from the 5,000,000 Company Warrants previously registered under the F-1 Registration Statement.

For the purposes of this letter of opinion (“Opinion”), we have examined and relied upon copies of the documents listed, and in some cases defined, in the Schedule to this Opinion (the “Documents”), together with such other documentation as we have considered relevant to this Opinion.

Assumptions

In stating our Opinion we have assumed:

(a)
the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised or photostatic copies;

(b)
that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)
there will be no changes to either the form of the F-3 Registration Statement or the Documents provided to us, save as authorised pursuant to the resolutions of the board of directors of the Company on 21 March 2022 (“Resolutions”);

(d)
that any factual statements made in any of the Documents are true, accurate and complete;

(e)
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed in this Opinion and that, in so far as any obligation under, or action to be taken in connection with the offering and sale of the Common Shares and Warrants (together the “Securities”), is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will not be unlawful by virtue of the laws of that jurisdiction; and

(f)
that the records which were the subject of the search referred to in paragraph 5 of the Schedule to this Opinion were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this Opinion and such information has not since such date been materially altered.

Opinion

Based upon and subject to the assumptions set out above, and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.
The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda and is in good standing under the laws of Bermuda.

2.
The Common Shares are duly authorised, and when validly issued will constitute fully paid and non-assessable Common Shares of the Company.

3.
The Warrants are duly authorised, and, when validly issued and exercised, will convert into fully paid and non-assessable Common Shares of the Company.

Reservations

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed in this Opinion relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This Opinion is limited to Bermuda law as applied by the courts of Bermuda at the date of this Opinion.

(b) Any reference in this Opinion to Common Shares being “non-assessable” shall mean, in relation to fully-paid Common Shares and subject to any contrary provision in any agreement between the Company and the holder of the Common Shares, that no shareholder shall be obliged, in respect of those Common Shares, to contribute further amounts to the capital of the Company, either in order to complete payment for those shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder of the Company shall be bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for, additional shares of the Company, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(c) Searches of the Register of Companies at the office of the Registrar of Companies are not conclusive and it should be noted that the Register of Companies does not reveal:

(i)
details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered, or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded; or

(ii)
details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

(d)
In order to issue this Opinion we have carried out the search referred to in paragraph 5 of the Schedule to this Opinion on 23 March 2022 and have not enquired as to whether there has been any change since that date.

(e)
In this Opinion, the term “good standing” means only that the Company has received a certificate of compliance from the Registrar of Companies in Bermuda as at the date referred to in paragraph 6 of the Schedule.

Disclosure

This Opinion is addressed to you in connection with the filing by the Company of the F-3 Registration Statement with the SEC for the purposes of registering the Securities under the Securities Act. We consent to the filing of this Opinion as an exhibit to the F-3 Registration Statement and to the statements with respect to our name wherever it appears in the F-3 Registration Statement and in any amendment or supplement to the F-3 Registration Statement. In giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

This Opinion is addressed to the Company and (save as referred to in the preceding paragraph) is neither to be transmitted to any other person, nor quoted nor referred to in any public document, nor filed with any governmental agency or person without our prior written consent, except as may be required by law. Further, this Opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this Opinion if applicable law or the existing facts or circumstances should change.

This Opinion is governed by and is to be construed in accordance with Bermuda law.

Yours faithfully

Wakefield Quin Limited

THE SCHEDULE

1.
Certified copies of the certificate of incorporation, certificate of incorporation on change of name, memorandum of association, existing bye-laws and register of shareholders of the Company as at 23 March 2022.
2.
An electronic copy of the final form F-3 Registration Statement to be filed with the Securities and Exchange Commission on or about the date of this letter of opinion.
3.
A unanimous written resolution of the Board of Directors of Paysafe Limited (“Board”) dated 21 March 2022, approving the offer and sale to the public by the Company of the Securities, as contemplated by the F-3 Registration Statement.
4.
A copy of the notice to the public issued by the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 and Exchange Control Regulations 1973 dated 1 June 2005.
5.
The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the offices of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 23 March 2022 in respect of the Company.
6.
A certificate of compliance dated 23 March 2022 issued by the Registrar of Companies in Bermuda in respect of the Company.